                                                                    Exhibit 10.6

                            FIRST AMENDMENT TO LEASE

         THIS FIRST AMENDMENT TO LEASE ("Amendment"), dated (for reference purposes) as of April 13, 1998, is entered into by BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and METAXEN, LLC, a Delaware limited liability company ("Tenant"), with reference to the following facts:

         A.       Landlord and Tenant are parties to a Build-in-Suit Lease dated

May 27, 1997 (the "lease"), covering certain premises consisting of approximately 27,680 square feet of space (the "Premises") in Building H (the "Building") presently under construction in the Britannia Pointe Grand Business Park, South San Francisco, California (the "Center").

         B. Tenant wishes to exercise its option under Section 1.1(c) of the Lease to expand the Premises to include the entire Building (approximately 50,195 square feet) and, in connection therewith, wish to amend certain provisions of the Lease to reflect such expansion of the Premises.

         C. Terms used herein as defined terms but not specifically defined herein shall have the meanings assigned to such terms in the Lease.

         NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

         1. Expansion of Premises. The Premises are hereby expanded to include the entire Building of approximately 50,195 square feet, and Exhibit B to the Lease is hereby deemed to be amended to show the Premises as consisting of the entire Building, for purposes of this Amendment, the area added to the Premises by this Amendment is hereinafter referred to as the "Option Space." As part of the design process for the original Premises under the Lease, Landlord and Tenant have already agreed upon a space plan and detailed plans and specifications for improvements in the Option Space. As contemplated in Section 1.1(c) of the Lease, (a) Landlord shall proceed diligently to construct improvements to the Option Space in accordance with such plans and specifications, at Landlord's sole cost and expense (subject to the provisions of Section 3.1(c) of the Lease), (b) rent and other charges shall commence with respect to the Option Space upon the later to occur of (i)substantial completion of the improvements in the Option Space or (ii) the date on which rent and other charges commence with respect to the original Premises under the Lease, (c) as hereinafter set forth, rent payable under the Lease and Tenant's Operating Cost Share shall be adjusted to reflect the addition of the Option Space to the Premises, using the same rates and formulas per square foot as are applicable to the original Premises under the Lease, and (d) Tenant shall occupy the Option Space during the term of the Lease upon and subject to all of the terms and provisions of the Lease, to the same extent and in the same manner is such terms and provisions are applicable to the original Premises under the Lease.

         2. Minimum Rental. The table of monthly minimum rental contained in Section 3.1(a) of the Lease is amended to read as follows:

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
Months          Monthly Minimum Rental
------          ----------------------
001-012        $123,982    ($2.47/sq ft)
013-024         126,993    ($2.53/sq ft)
025-036         130,005    ($2.59/sq ft)
037-048         133,017    ($2.65/sq ft)
049-060         136,028    ($2.71/sq ft)
061-072         139,542    ($2.78/sq ft)
073-084         143,056    ($2.85/sq ft)
085-096         127,997    ($2.55/sq ft)
097-108         132,013    ($2.63/sq ft)
109-120         135,527    ($2.70/sq ft)
121-132         121,472    ($2.42/sq ft)
133-144         125,488    ($2.50/sq ft)
145-156         130,005    ($2.59/sq ft)
157-168         134,523    ($2.68/sq ft)
169-180         122,978    ($2.45/sq ft)

The foregoing minimum rental amounts are based upon an estimated area of 50,195 square feet for the Building and Premises, measured in accordance with Section 3.l(b) of the Lease. If the actual area of the Building and Premises, when completed, differs from such estimated area, then such minimum rental amounts shall be adjusted in accordance with such Section 3.1(b), which is hereby amended to reflect the foregoing change in the estimated area of the Building and Premises.

         3. Additional Tenant Improvement Allowance: Additional Minimum Rent. Landlord agrees to increase the Tenant Improvement Allowance for the entire Building (presently set at $ 100 per square foot under Exhibit C to the Lease) by an additional $15.00 per square foot, for an aggregate increase of Seven Hundred Fifty-Two Thousand Nine Hundred Twenty-five Dollars ($752,925), assuming a total estimated area of 50,195 square feet for the Building. As part of the consideration for such Increased Tenant Improvement Allowance. Tenant agrees to pay to Landlord as additional minimum rent, for each of the first sixty (60) months of the term of the Lease, the sum of Seventeen Thousand One Hundred Thirty-One Dollars ($17,131) per month, representing the equivalent of an amortization of such Increased Tenant Improvement Allowance over five (5) years with an imputed return factor of thirteen percent (13%) per annum.

         4. Additional Warrants. In accordance with Section 4.1(b) of the Lease, Tenant shall issue to Landlord's nominees (as hereinafter identified), within thirty (30) days after execution of this Amendment, additional warrants registered in the name of such nominees for the acquisition of 100,000 shares of Tenant's Class D Preferred Shares, which warrants shall be identical in form to, and shall have the same terms, exercise price and registration tights as, the warrants issued or issuable by Tenant pursuant to Section 4.1(a) of the Lease with respect to the original Premises. Landlord's nominees, and the allocation of the additional warrants among them, are as follows:

                  Slough Estates USA Inc.                      90,000 shares
                  Bristow Investments, L.P.                     8,000 shares
                  Laurence S. Shushan and Magdalena Shushan,
                    Trustees of The Laurence and Magdalena
                    Shushan Family Trust, under agreement
                    dated October 8, 1997                       2,000 shares

         5. Tenant's Operating Cost Share. Tenant's Operating Cost Share under Section 7.1(a) of the Lease is amended to twenty-two and one-tenth percent (22.1%), based upon an estimated area of 50,195 square feet for the Building and Premises and an estimated area of 227,068 square feet for the buildings owned by Landlord on die Property (Buildings D, E, F, G and H). If the actual area of the Building and Premises (when completed) or of the buildings owned from time to time by Landlord on the Property differ from these estimated

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numbers, then Tenant's Operating Cost Share shall be adjusted in accordance with Section 7.1(b) of the Lease, which is hereby amended to reflect the foregoing changes in the estimated or assumed areas of the Building and Premises and of the buildings owned by Landlord on the Property.

         6. Landlord's Notice Address. Effective immediately, the notice address for Landlord under Section 19.1 of the Lease is changed to the following:

                  Britannia Pointe Grand Limited Partnership
                  1939 Harrison Street, Suite 715
                  Park Plan Building
                  Oakland, CA 94612
                  Attn: T. J. Bristow
                  Facsimile: (510) 834-7133

         7. Full Force and Effect. Except as expressly set forth herein, the Lease has not been modified or amended and remains in full force and effect.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the date first set forth above.

       "Landlord"                                 "Tenant"

BRITANNIA POINTE GRAND LIMITED         METAXEN, LLC, a Delaware limited
PARTNERSHIP, a Delaware limited        liability company
partnership

By:   BRITANNIA POINTE GRAND,          By:  /s/ Michael J. Ross
      LLC, a California limited            -----------------------------
      liability company, General           Michael J. Ross
      Partner                              President & CEO

      By: /s/ T. J. Bristow            By: /s/ Marlene Mc New
          ------------------------         -------------------------------------
          T. J. Bristow                Its: Director of Finance & Administration
          President Chief
          Financial Officer

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